EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230122 on Form F-3 of our report dated June 30, 2022, relating to the financial statements of Highway Holdings Limited and its subsidiaries appearing in this Annual Report on Form 20-F of Highway Holdings Limited for the year ended March 31, 2022.

/s/ Centurion ZD CPA & Co.

Hong Kong

June 30, 2022